Exhibit 21.1

SUBSIDIARIES OF OWL ROCK CAPITAL CORPORATION

Name	Jurisdiction
OR LENDING LLC	DELAWARE
ORCC FINANCING LLC	DELAWARE
ORCC FINANCING II LLC	DELAWARE
ORCC FINANCING III LLC	DELAWARE
ORCC FINANCING IV LLC	DELAWARE
OWL ROCK CLO I, LLC	DELAWARE
OWL ROCK CLO I, LTD	CAYMAN ISLANDS
OWL ROCK CLO II, LLC	DELAWARE
OWL ROCK CLO II, LTD	CAYMAN ISLANDS
OWL ROCK CLO III, LTD	CAYMAN ISLANDS
OWL ROCK CLO IV, LTD	CAYMAN ISLANDS
OWL ROCK CLO V, LTD	CAYMAN ISLANDS
OR DH LLC	DELAWARE
OR MH LLC	DELAWARE
OR HH LLC	DELAWARE
OR HEH LLC	DELAWARE
OR ATLANTA MH LLC	DELAWARE
OR GARDEN STATE MH LLC	DELAWARE
OR JEMICO MH LLC	DELAWARE
OR LONG ISLAND MH LLC	DELAWARE
OR MIDWEST MH LLC	DELAWARE
OR TORONTO MH LLC	DELAWARE